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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K


                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): May 31, 2000
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                                N'TANDEM TRUST
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              (Exact Name of Registrant as Specified in Charter)


         California                    000-17576             33-0299846
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  (State or Other Jurisdiction        (Commission          (IRS Employer
of Incorporation or organization)     File Number)     Identification Number)




6160 South Syracuse Way, Greenwood Village, Colorado           80111
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     (Address of Principal Executive Offices)                (Zip Code)


                                (303) 741-3707
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             (Registrant's Telephone Number, Including Area Code)
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Item 2:   Acquisition or Disposition of Assets
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On May 31, 2000, N'Tandem Trust, a California business trust (the "Trust"), through its limited partnership subsidiary, N'Tandem Properties, L.P., acquired, in two separate transactions, four manufactured home communities and partial ownership interests in four other manufactured home communities (collectively, the "WPP 3 Properties") from Windsor Park Properties 3, A California Limited Partnership ("WPP 3"), and one manufactured home community and partial ownership interests in five other manufactured home communities (collectively, the "WPP 6 Properties" and, together with the WPP 3 Properties, the "Acquired Properties") from Windsor Park Properties 6, A California Limited Partnership ("WPP 6").
Both WPP 3 and WPP 6 are affiliates of the Trust.

The WPP 3 Properties consisted of:

  . Ponderosa, a 148-site manufactured home community, located in Indianapolis, Indiana;

  . The Pines, a 204-site manufactured home community, located in Charleston, South Carolina;

  . Shady Hills, a 249-site manufactured home community, located in Ladson, Tennessee;

  . Trailmont, a 131-site manufactured home community, located in Nashville, Tennessee;

  . a 40% ownership interest in Big Country Estates, a 253-site manufactured home community, located in Cheyenne, Wyoming;

  . a 29% ownership interest in Apache East, a 123-site manufactured home community, located in Apache Junction, Arizona;

  . a 29% ownership interest in Denali Park Estates, a 162-site manufactured home community, located in Apache Junction, Arizona; and

  . a 25% ownership interest in Harmony Ranch, a 193-site manufactured home community, located in Thonotosassa, Florida.

The WPP 6 Properties consisted of:

  . Chisholm Creek, a 251-site manufactured home community, located in Wichita, Kansas;

  . a 58% ownership interest in Town and Country Estates, a 320-site manufactured home community, located in Tucson, Arizona;

  . a 44% ownership interest in Carefree Village, a 406-site manufactured home community, located in Tampa, Florida;

  . a 41% ownership interest in Rancho Margate, a 245-site manufactured home community, located in Margate, Florida;

  . a 41% ownership interest in Winter Haven, a 238-site manufactured home community, located in Winter Haven, Florida; and

  . a 31% ownership interest in Garden Walk, a 484-site manufactured home community, located in Palm Beach Gardens, Florida.
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The aggregate purchase price for the Acquired Properties was approximately
$25,989,600, of which $11,000,000 was borrowed from SunAmerica Life Insurance Company pursuant to mortgage indebtedness on six of N'Tandem's properties and the remainder of the purchase price was funded through the Trust's acquisition line of credit with US Bank N.A. In connection with the acquisition of the Acquired Properties, N'Tandem also assumed debt attributable to the nine partial ownership interests in the amount of $7,462,000.

The Acquired Properties were purchased pursuant to separate Purchase and Sale Agreements between the Trust and WPP 3 and WPP 6, respectively. Chateau currently owns 9.8% of the Trust's outstanding shares of beneficial interest and owns all of the issued and outstanding capital stock of the managing general partner of both WPP 3 and WPP 6. In addition, the Chief Executive Officer of Chateau is a trustee of the Trust and, together with the President of Chateau, are the sole directors of the managing general partner of both WPP 3 and WPP 6. As a result of these potential conflicts of interest between the parties, the purchase price paid for the Acquired Properties was based upon appraisals of such properties prepared by an independent appraiser.

Item 7:   Financial Statements, Pro Forma Financial Information and Exhibits
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          (a)  Financial Statements:

               As of the date of this report, it is impracticable for the Trust to file the required financial statements with respect to the Acquired Properties. Accordingly, such required financial statements will be filed as soon as they are available, but in no event later than 60 days after the date on which this report must be filed.

          (b)  Pro Forma Financial Information:

               As of the date of this report, it is impracticable for the Trust to file the required pro forma financial information with respect to the Acquired Properties. Accordingly, such required pro forma financial information will be filed as soon as it is available, but in no event later than 60 days after the date on which this report must be filed.


          (b)  Exhibits:

               Exhibit 10.1 Purchase and Sale Agreement, dated April 28, 2000, between N'Tandem Properties L.P., N'Tandem Trust and Windsor Park Properties 3, A California Limited Partnership.


               Exhibit 10.2 Purchase and Sale Agreement, dated April 28, 2000, between N'Tandem Properties L.P., N'Tandem Trust and Windsor Park Properties 6, A California Limited Partnership.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 12, 2000         N'TANDEM TRUST

                              By: /s/Gary P. McDaniel
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                                    Gary P. McDaniel
                                    Trustee